 AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON OCTOBER
                                    14, 2005


                                                     REGISTRATION NO. 333-119076

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 7 ON


                                    FORM S-3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           SYMBOL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                DELAWARE                                11-2308681                                  3577
    (State or other jurisdiction of                  (I.R.S. Employer                   (Primary Standard Industrial
     incorporation or organization)                Identification No.)                  Classification Code Number)

                             ---------------------
                                ONE SYMBOL PLAZA
                        HOLTSVILLE, NEW YORK 11742-1300
                                 (631) 738-2400
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
                             ---------------------
                              PETER M. LIEB, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           SYMBOL TECHNOLOGIES, INC.
                                ONE SYMBOL PLAZA
                        HOLTSVILLE, NEW YORK 11742-1300
                                 (631) 738-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:
                            STEVEN DELLA ROCCA, ESQ.
                              LATHAM & WATKINS LLP
                                885 THIRD AVENUE
                                   SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by the Registrant.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  (Calculation of Registration Fee on next page)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED              PROPOSED
                                                                     MAXIMUM               MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE         OFFERING PRICE          AGGREGATE             AMOUNT OF
              REGISTERED                    REGISTERED(1)          PER UNIT(2)        OFFERING PRICE(3)    REGISTRATION FEE(4)
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock,
  Common Stock, and such indeterminate
  amount of Debt Securities, Preferred
  Stock and Common Stock as may be
  issued upon conversion or exchange
  for any other securities registered
  hereunder that provides for
  conversion or exchange into Debt
  Securities, Preferred Stock or Common
  Stock..............................        $250,000,000              (2)               $250,000,000            $36,490
-------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights(5)...            N/A                   N/A                   N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
Total................................        $250,000,000              100%              $250,000,000            $36,490
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies at the dates of issuance.

(2) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(4) Previously paid in connection with the initial filing of this registration statement.

(5) Each share of common stock includes one preferred stock purchase right pursuant to the Rights Agreement, dated as of August 13, 2001, between the registrant and The Bank of New York, as rights agent. The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred rights, if any, will be reflected in the offering price of the common stock.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE



This Amendment No. 7 on Form S-3 to the Registration Statement on Form S-1 of Symbol Technologies, Inc. is being filed for the purpose of filing exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The actual and estimated expenses in connection with the distribution of the securities being registered, all of which will be borne by us, are as follows:

----------------------------------------------------------------------
SEC Registration Fee........................................  $ 36,490
Printing and Engraving Expense..............................   150,000
Legal Fees..................................................   300,000
Accounting Fees.............................................   150,000
Blue Sky Fees...............................................     5,000
Trustee/Issuing & Paying Agent Fees and Expenses............    10,000
Miscellaneous...............................................   100,000
                                                              --------
   Total....................................................  $751,490
----------------------------------------------------------------------

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the "DGCL", provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law.

We have purchased insurance on behalf of our directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as our directors or officers, or that may arise out of their status as our directors or officers, including liabilities under the federal and state securities laws.

Mr. Nuti's employment contract and subsequent separation and release agreement provide for indemnification as set forth in our by-laws to the fullest extent allowable under Delaware law. Additionally, he is entitled to the protection of any insurance policies we hold generally for the benefit of our directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his service as our former Chief Executive Officer, President and former Director.

In addition, the employment agreements that we had with Messrs. Bravman, Goldner and Razmilovic, our former executives, provide for indemnification as set forth in our by-laws to the fullest extent allowable under Delaware law. Additionally, they are entitled to the protection of any insurance policies we hold generally for the benefit of our directors and officers against all costs, charges and expenses incurred or sustained by them in connection with any action, suit or proceeding to which they may be made a party by reason of their positions as our former directors and officers. These rights survive the termination of their respective employment agreements for any reason.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a. Exhibits


 1.1++           Forms of Underwriting Agreements (debt securities, preferred stock and common stock)
 2.1             Agreement and Plan of Merger by and among Symbol, Marvin
                 Acquisition Corp. and Matrics, dated as of July 26, 2004
                 (Incorporated by reference to Exhibit 2.1 to the Current
                 Report on Form 8-K dated September 15, 2004)
 3.1+            Certificate of Incorporation of Symbol Technologies, Inc.,
                 as amended
 3.2             Amended and Restated By-Laws of Symbol (Incorporated by
                 reference to Exhibit 3.2 to the Quarterly Report on Form
                 10-Q for the quarter ended June 30, 2002)
 4.1             Form of Certificate for Shares of the Common Stock of Symbol
                 (Incorporated by reference to Symbol's Form SE on March 3,
                 1999)
 4.2             Rights Agreement, dated as of August 13, 2001, between
                 Symbol and The Bank of New York, as Rights Agent, which
                 includes the Form of Certificate of Designations with
                 respect to the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and
                 the Summary of Rights to Purchase Shares of Preferred Stock
                 as Exhibit C (Incorporated by reference to Exhibit 4 to
                 Symbol's Current Report on Form 8-K dated August 21, 2001)
 4.3+            Certificate of Designation of Series A Junior Participating
                 Preferred Stock of Symbol Technologies, Inc.
 4.4++           Form of Indenture for the issuance of debt securities
 4.5++           Form of Notes (included in Exhibit 4.4)
 4.6++           Form of Certificate of Designation for Preferred Stock
 4.7++           Form of Preferred Stock Certificate
 5.1*            Opinion of Latham & Watkins LLP regarding the validity of
                 the securities
12.1+++          Statement of Computation of Ratios of Earnings to Fixed
                 Charges

       23.1++++                Consent of Ernst & Young LLP
       23.2++++                Consent of Deloitte & Touche LLP
       23.3++++                Consent of PricewaterhouseCoopers LLP
       23.4*                   Consent of Latham & Watkins LLP (included in Exhibit 5.1)
       24.1+++                 Power of Attorney
       25.1++                  Statements of Eligibility and Qualification of Trustees on Form T-1 under the Trust Indenture Act of
                               1939
------------------------------------------------------------------------------------------------------------------------------------


+ Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-119076) filed September 16, 2004.

++ To be filed by amendment or as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+++ Incorporated by reference to Amendment No. 5 to our Registration Statement on Form S-3 filed August 31, 2005.


++++ Incorporated by Reference to Amendment No 6 to our Registration Statement on Form S-3 Filed on October 7, 2005.


*    Filed herewith.

ITEM 17.   UNDERTAKINGS

The undersigned registrant hereby undertakes that:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on October 14, 2005.


                                          SYMBOL TECHNOLOGIES, INC.
                                          (Registrant)

                                          By: /s/ SALVATORE IANNUZZI
                                            ------------------------------------
                                              Salvatore Iannuzzi
                                              Interim Chief Executive Officer,
                                              Senior Vice President, Chief
                                              Administrative and
                                            Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.


                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                               Chairman of the Board of       October 14, 2005
 ------------------------------------------------               Directors
                 Robert J. Chrenc


              /s/ SALVATORE IANNUZZI                 Interim Chief Executive Officer   October 14, 2005
 ------------------------------------------------    (principal executive officer),
                Salvatore Iannuzzi                    Senior Vice President, Chief
                                                      Administrative and Financial
                                                          Officer, and Director


                        *                                       Director               October 14, 2005
 ------------------------------------------------
                   Edward Kozel


                                                                Director                ______________
 ------------------------------------------------
                Michael J. Lawrie


                        *                                       Director               October 14, 2005
 ------------------------------------------------
                  George Samenuk


                        *                                       Director               October 14, 2005
 ------------------------------------------------
                 Melvin A. Yellin


              /s/ JAMES M. LANGROCK                  Vice President--Controller and    October 14, 2005
 ------------------------------------------------       Chief Accounting Officer
                James M. Langrock                    (principal accounting officer)


           *By: /s/ SALVATORE IANNUZZI                                                 October 14, 2005
     ---------------------------------------
                Salvatore Iannuzzi
                 Attorney-inFact

                                 EXHIBIT INDEX


NUMBER                           DESCRIPTION
------                           -----------
 1.1++   Forms of Underwriting Agreements (debt securities, preferred stock and common stock)
 2.1     Agreement and Plan of Merger by and among Symbol, Marvin
         Acquisition Corp. and Matrics, dated as of July 26, 2004
         (Incorporated by reference to Exhibit 2.1 to the Current
         Report on Form 8-K dated September 15, 2004)
 4.1     Form of Certificate for Shares of the Common Stock of Symbol
         (Incorporated by reference to Symbol's Form SE on March 3,
         1999)
 4.2     Rights Agreement, dated as of August 13, 2001, between
         Symbol and The Bank of New York, as Rights Agent, which
         includes the Form of Certificate of Designations with
         respect to the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and
         the Summary of Rights to Purchase Shares of Preferred Stock
         as Exhibit C (Incorporated by reference to Exhibit 4 to
         Symbol's Current Report on Form 8-K dated August 21, 2001)
 4.3+    Certificate of Designation of Series A Junior Participating
         Preferred Stock of Symbol Technologies, Inc.
 4.4++   Form of Indenture for issuance of debt securities
 4.5++   Form of Notes (included in Exhibit 4.4)
 4.6++   Form of Certificate of Designation for Preferred Stock
 4.7++   Form of Preferred Stock Certificate
 5.1*    Opinion of Latham & Watkins LLP regarding the validity of
         the securities
12.1+++  Statement of Computation of Ratios of Earnings to Fixed
         Charges
23.1++++ Consent of Ernst & Young LLP
23.2++++ Consent of Deloitte & Touche LLP
23.3++++ Consent of PricewaterhouseCoopers LLP
23.4+++  Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*    Power of Attorney
25.1++   Statements of Eligibility and Qualification of Trustees on
         Form T-1 under the Trust Indenture Act of 1939
---------------------------------------------------------------------


+ Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-119076) filed September 16, 2004.

++ To be filed by amendment or as an amendment to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+++ Incorporated by reference to Amendment No. 5 to our Registration Statement on Form S-3 filed August 31, 2005.


Incorporated by reference to Amendment No. 6 to our Registration Statement on Form S-3 filed October 7, 2005.


* Filed herewith.